Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

FIRST: The name of the corporation is International Securities Exchange, Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five million one hundred and six thousand (5,106,000) shares, which shall be divided into three classes as follows: five million (5,000,000) shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), six thousand (6,000) shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), and one hundred thousand (100,000) shares of preferred stock, par value $.01 per share (hereinafter referred to as the “Preferred Stock”). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

I. Preferred Stock

The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a “Preferred Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

(a) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(b) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

(c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

(f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

(g) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(h) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(i) any other relative rights, preferences and limitations of that series.

II. Common Stock

The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto.

(a) Class A Common Stock.

(i) Voting Rights. Each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by such holder of record on the books of the Corporation on each matter on which the holders of Common Stock shall be entitled to vote (excluding those matters specified below as to which such holder shall have no voting rights). Holder of shares of Class A Common Stock shall have the sole right to elect the Non-Industry Directors (as defined below) and the Chief Executive Officer of the Corporation as a director.

The holders of Class A Common Stock shall have no voting rights with respect to any increase in the number of authorized shares of the Series B-1 Stock or the Series B-2 Stock (the “Core Rights”), the definition herein of the term “Core Rights” or the election of the Series B-1 Directors, the Series B-2 Directors or the Series B-3 Directors (as those terms are defined in Article Fifth).

(ii) Dividend Rights. The holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

(iii) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, holders of Class A Common Stock shall be entitled to receive any amounts available for distribution to holders of Class A Common Stock after the payment of, or provision for, obligations of the Corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

(b) Class B Common Stock.

(i) Designation and Number of Shares Constituting Series. (A) Shares of the Class B Common Stock shall be issued in series having the designations and constituting the number of shares set forth below:

10 shares designated as “Class B Common Stock, Series B-1 (the “Series B-1 Stock”),

100 shares designated as “Class B Common Stock, Series B-2” (the “Series B-2 Stock”), and

5,000 shares designated as “Class B Common Stock, Series B-3” (the “Series B-3 Stock”).

(B) The Board of Directors is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Class B Common Stock in one or more new series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a “Class B Common Stock Designation”), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

(1) the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Class B Common Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

(2) the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

(3) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

(4) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

(5) the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

(6) the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(7) any other relative rights, preferences and limitations of that series.

Notwithstanding the foregoing, no new series of Class B Common Stock shall be issued in connection with the grant of trading rights for equity options or index options in the United States on the exchange facilities of the Corporation

(ii) Trading Rights.

(A) Series B-1 Stock. Ownership of a share of Series B-1 Stock shall be a predicate to obtaining the trading rights and privileges of each such share of Series B-1 Stock as set forth in the Corporation’s Constitution and Rules for its Primary Market Makers, as such term is defined in the Constitution. A holder of Series B-1 Stock shall (A) exercise the trading rights and privileges associated with a share of Series B-1 Stock if such holder is approved as a Primary Market Maker under the Corporation’s Constitution and Rules, or (B) lease the trading rights and privileges to an entity that is approved as a Primary Market Maker under the Corporation’s Constitution and Rules. The approved holder of each share of Series B-1 Stock shall have the right to transfer its share(s) if such transfer is approved in accordance with the Constitution and the Rules of the Corporation.

(B) Series B-2 Stock. Ownership of a share of Series B-2 Stock shall be a predicate to obtaining the trading rights and privileges of each such share of Series B-2 Stock as set forth in the Corporation’s Constitution and Rules for its Competitive Market Makers, as such term is defined in the Constitution. A holder of Series B-2 Stock shall (A) exercise the trading rights and privileges associated with a share of Series B-2 Stock if such holder is approved as a Competitive Market Maker under the Corporation’s Constitution and Rules, or (B) lease the trading rights and privileges to an entity that is approved as a Competitive Market Maker under the Corporation’s Constitution and Rules. The approved holder of each share of Series B-2

Stock shall have the right to transfer its share(s) if such transfer is approved in accordance with the Constitution and the Rules of the Corporation.

(C) Series B-3 Stock. Ownership of a share of Series B-3 Stock shall be a predicate to obtaining the trading rights and privileges of each such share of the Series B-3 Stock as set forth in the Corporation’s Constitution and Rules for its Electronic Access Members, as such term is defined in the Constitution. Each holder of a share of Series B-3 Stock must be approved as an Electronic Access Member under the Corporation’s Constitution and Rules. The approved holder of Series B-3 Stock shall have no rights to transfer its shares of Series B-3 Stock.

(iii) Dividend Rights. The holders of the Class B Common Stock shall not be entitled to receive any dividends declared by the Board of Directors.

(iv) Liquidation Preferences. Upon the liquidation, dissolution or winding up of the Corporation, holders of each series of Class B Common Stock shall be entitled to receive an amount equal to the par value of each share of Class B Common Stock after the payment of, or provision for, obligations of the Corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

(v) Voting Rights. Each holder of Class B Common Stock (or a series thereof) shall have one vote in respect of each share thereof held by such holder of record on the books of the Corporation on each matter for which the vote of the holders thereof are required. Holders of shares of Class B Common Stock shall have the following voting rights and no other voting rights:

(A) Election of Class B Directors. The holders of Class B Common Stock shall have the following rights with respect to election of directors. Holders of shares of Series B-1 Stock shall have the sole right to elect the Series B-1 Directors. Holders of shares of Series B-2 Stock shall have the sole right to elect the Series B-2 Directors. Holders of shares of Series B-3 Stock shall have the sole right to elect the Series B-3 Directors.

(B) Series B-1 and Series B-2 Core Rights. Any change in or amendment or modification of the Core Rights or the definition herein of the term “Core Rights” shall be submitted to a vote of the holders of Series B-1 Stock and Series B-2 Stock for their consideration and approval. Any such action must receive a majority of the aggregate votes cast by the holders of the Series B-1 Stock, voting as a class, and a majority of the aggregate votes cast by the holders of the Series B-2 Stock, voting as a class, in order to be approved.

(vi) Transfer Restrictions. The shares of Series B-3 Stock shall not be transferable. In the event of a withdrawal by a holder of Series B-3 Stock, the shares of Series B-3 Stock of such holder shall be sold to and purchased by the Corporation as provided for in the Constitution of the Corporation.

FIFTH: (a) The initial Board of Directors shall consist of fifteen (15) directors as follows:

(i) Two directors, who meet the qualifications set forth in the Constitution, shall be elected by plurality vote of the holders of Series B-1 Stock, voting together as a single class (the “Series B-1 Directors”);

(ii) Two directors, who meet the qualifications set forth in the Constitution, shall be elected by plurality vote of the holders of Series B-2 Stock, voting together as a single class (the “Series B-2 Directors”);

(iii) Two directors, who meet the qualifications set forth in the Constitution, shall be elected by plurality vote of the holders of Series B-3 Stock, voting together as a single class (the “Series B-3 Directors”);

(iv) Eight (8) directors, who meet the qualifications set forth in the Constitution, shall be elected by plurality vote of the holders of Class A Common Stock (the “Non-Industry Directors”), voting together as a single class; and

(v) One (1) director, who shall be such person currently holding the office of Chief Executive Officer of the Corporation, shall be elected by plurality vote of the holders of Class A Common Stock.

(b) Each director, other than the Chief Executive Officer, shall hold office for a term of two (2) years, with one half of each class of directors being elected at each annual meeting of the stockholders; provided, however, that one-half of each class of directors shall hold office for a term of one year for the initial year. The Chief Executive Officer shall serve as a director for a term of one (1) year or such earlier time as such person no longer serves as Chief Executive Officer of the Corporation. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are elected and qualified. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the total number of directors which the Corporation would at the time have if there were no vacancies (the “Whole Board”).

SIXTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of

Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c) provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e) provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself; and

(f) the appointment of a rights agent with respect to such rights.

SEVENTH: (a) In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(i) to adopt, amend or repeal the Constitution of the Corporation, which shall serve as the Bylaws of the Corporation; provided, however, that any provision of the Constitution adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the affirmative vote of at least two-thirds of the voting power with respect thereto of the then outstanding Class A Common Stock; and

(ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

(b) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of Class A Common Stock shall be required to amend, repeal or adopt any provision inconsistent with (i) this Article Seventh or (ii) Section 2.2, 2.4, 2.5 or 2.9 of Article II, Section 3.2, 3.3 or 3.5 of Article III or Article XI of the Constitution of the Corporation.

EIGHTH: (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

(b) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board of the Corporation, or as otherwise set forth in the Constitution of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, including no less than fifty percent (50%) of the Non-Industry Directors.

NINTH: (a) Unless and except to the extent that the Constitution of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Constitution of the Corporation.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, from such candidates as are selected in accordance with the Constitution of the Corporation, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article Tenth shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ELEVENTH: Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation or a Preferred Stock Designation, as the same may be amended, are granted subject to the right reserved in this Article Eleventh, provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.

TWELFTH: The name and mailing address of the incorporator is Robin C. Stephan, c/o Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005.

WITNESS my signature this 13th day of December, 2001.

/s/ ROBIN C. STEPHAN
Sole Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

International Securities Exchange, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to a Certificate of Incorporation filed with the Secretary of State on December 13, 2001, hereby certifies as follows:

1. The following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the sole stockholder of the Corporation for its approval. The resolutions are as follows:

“RESOLVED, that there is hereby adopted an amendment to the Corporation’s Certificate of Incorporation by amending Articles FOURTH and SIXTH as follows:

1.1 Subsection (i) of paragraph (a) of subdivision II of Article FOURTH shall be deleted and shall be replaced with the following:

(i) Voting Rights. Each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by such holder of record on the books of the Corporation on each matter on which the holders of Common Stock shall be entitled to vote (excluding those matters specified below as to which such holder shall have no voting rights). The holders of shares of Class A Common Stock shall have the sole right to elect the Non-Industry Directors (as defined below) and the Chief Executive Officer of the Corporation as a director. The holders of Class A Common Stock shall have no voting rights with respect to any increase in the number of authorized shares of the Series B-1 Stock or the Series B-2 Stock (the “Core Rights”), the definition herein of the term “Core Rights” or the election of the Series B-1 Directors, the Series B-2 Directors or the Series B-3 Directors (as those terms are defined in Article Fifth). The voting rights of each holder of Class A Common Stock are subject to the limitations thereon provided in subparagraph (iv) of this paragraph II(a), Article FOURTH.

1.2 A new subsection (iv) of paragraph (a) of subdivision II of Article FOURTH shall be added immediately following subsection (iii), which shall read in its entirety as follows:

(iv) Concentration Limits. (A) In the event that a holder of Class A Common Stock, together with any affiliate as defined in the Corporation’s Constitution (an “Affiliate”), owns more than twenty percent (20%) of the Class A Common Stock (shares owned in excess of twenty percent (20%) being referred to as “Excess Shares”), such holder shall have no voting rights nor give any proxy in relation to a vote of the stockholders of the Corporation with respect to the Excess Shares held by such person; provided, however, that whether or not such person otherwise participates in a meeting in person or by proxy, such person’s Excess Shares shall be counted for quorum purposes and shall be voted by the inspector of elections or other person presiding over quorum and vote matters in the same proportion as the shares of Class A Common Stock held by stockholders other than such person are voted (including any abstentions from voting). In applying this paragraph:

(1) The Board of Directors may approve an exemption to this paragraph for any person other than: (1) a Member of the Corporation as defined in the Corporation’s Constitution (a “Member”); (2) an Affiliate of such Member; or (3) a person that is subject to a statutory disqualification under Section 3(a)(3) of the Securities Exchange Act of 1934, as amended; and

(2) In granting an exemption pursuant to paragraph II(a)(iv)(A)(1) above, the Board of Directors must determine that such exemption: (1) would not reasonably be expected to diminish the quality of, or public confidence in, the Corporation; (2) would not impair the ability of the Corporation to prevent fraudulent and manipulative acts and practices; and (3) would provide just and equitable principles of trade, foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to and facilitating transactions in securities and would assist in the removal of impediments to the perfection of the mechanisms for a free and open market and a national market system.

(B) Founders (as defined in the Corporation’s Constitution) shall have a temporary exemption, not to extend past May 26, 2010, from the voting limitation on excess shares contained in paragraph II(a)(iv)(A) above, but only with respect to any vote regarding any merger, consolidation or dissolution of the Corporation or any sale of all or substantially all of the assets of the Corporation.

1.3 The first paragraph of Article SIXTH shall be amended to read in its entirety as follows:

SIXTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The creation and issuance of any such rights shall be subject to the prior approval of the Securities and Exchange Commission. Subject thereto, the times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

*    *    *

RESOLVED, that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation’s Certificate of Incorporation to be advisable and directs that the amendment be submitted to the sole stockholder of the Corporation for its approval pursuant to Section 242(b) of the DGCL; and

RESOLVED, that, effective upon approval of the amendment to the Certificate of Incorporation by the sole stockholder of the Corporation, the authorized officers of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation to make and execute the Certificate of Amendment to the Certificate of Incorporation as required by Section 242 of the DGCL, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper in any way to effect the amendment to the Certificate of Incorporation.”

2. The Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by written consent of the sole stockholder of the Corporation after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its President this 5th day of April 2002.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ DAVID KRELL
Name: David Krell
Title: President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

International Securities Exchange, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to a Certificate of Incorporation filed with the Secretary of State on December 13, 2001, hereby certifies as follows:

1. The following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting held on September 17th, 2002, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

“RESOLVED, that there is hereby adopted an amendment to the Corporation’s Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, Series B-2, par value $.01 per share, of the Corporation, from 100 to 130 shares by amending Article FOURTH as follows:

Subsection (i)(A) of paragraph (b) of subdivision II of Article FOURTH shall be deleted and shall be replaced with the following:

(A) Shares of Class B Common Stock shall be issued in series having the designations and constituting the number of shares set forth below:

10 shares designated as “Class B Common Stock, Series B-1 (the “Series B-1 Stock),

130 shares designated as Class B Common Stock, Series B-2 (the “Series B-2 Stock”), and

5,000 shares designated as Class B Common Stock, Series B-3 (the “Series B-3 Stock”).

*    *    *

RESOLVED, that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation’s Certificate of Incorporation to be advisable and directs that the amendment be submitted to the stockholders of the Corporation entitled to vote thereon pursuant to the Corporation’s Certificate of Incorporation and Section 242(b) of the DGCL; and.

RESOLVED, that, effective upon approval of the amendment to the Certificate of Incorporation by the stockholders of the Corporation entitled to vote thereon, the authorized officers of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation to make and execute the Certificate of Amendment to the Certificate of Incorporation as required by Section 242 of the DGCL, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper in any way to effect the amendment to the Certificate of Incorporation.”

2. The Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation after first having been declared advisable by the Board of Directors of the Corporation at a special meeting held on November 18, 2002, all in accordance with the provisions of Section 242 of the DGCL.

2

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its President this 21st day of February 2003.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ DAVID KRELL
Name: David Krell
Title: President

3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

INTERNATIONAL SECURITIES EXCHANGE, INC.

International Securities Exchange, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), pursuant to a Certificate of Incorporation filed with the Secretary of State on December 13th, 2001, hereby certifies as follows:

1. The following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting held on November 13th, 2003, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

“RESOLVED, that there is hereby adopted an amendment to the Corporation’s Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock, Series B-2, par value $.01 per share, of the Corporation, from 130 to 160 shares by amending Article FOURTH as follows:

Subsection (i)(A) of paragraph (b) of subdivision II of Article FOURTH shall be deleted and shall be replaced with the following:

(A) Shares of Class B Common Stock shall be issued in series having the designations and constituting the number of shares set forth below:

10 shares designated as “Class B Common Stock, Series B-1 (the “Series B-1 Stock),

160 shares designated as Class B Common Stock, Series B-2 (the “Series B-2 Stock”), and

5,000 shares designated as Class B Common Stock, Series B-3 (the “Series B-3 Stock”).

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RESOLVED, that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation’s Certificate of Incorporation to be advisable and directs that the amendment be submitted to the stockholders of the Corporation entitled to vote thereon pursuant to the Corporation’s Certificate of Incorporation and Section 242(b) of the DGCL; and.

RESOLVED, that, effective upon approval of the amendment to the Certificate of Incorporation by the stockholders of the Corporation entitled to vote thereon, the authorized officers of the Corporation be, and each hereby is, authorized and directed in the name and on behalf of the Corporation to make and execute the Certificate of Amendment to the Certificate of Incorporation as required by Section 242 of the DGCL, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper in any way to effect the amendment to the Certificate of Incorporation.”

2. The Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation after first having been declared advisable by the Board of Directors of the Corporation at a special meeting held on December 10th, 2003, all in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment to be signed by its President this 12th day of February 2004.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ DAVID KRELL
Name: David Krell
Title: President